UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

COLE CREDIT PROPERTY TRUST III, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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Telephone Script Regarding Proxy Materials

Hello, I’m Chris Cole, Executive Chairman of Cole Real Estate Investments.

We thank you for the trust you have placed in us as a shareholder. For more than 30 years, our mission has been to bring institutional-quality commercial real estate to the investing public.

We recently mailed you proxy materials for the 2012 annual meeting of shareholders to be held in late May. Your vote is important, and I encourage you to vote as soon as possible. You may vote online or by telephone using the instructions you will receive in the mail. Or please mail us your proxy card as soon as possible.

As a valued shareholder, we appreciate your prompt attention to this material.

I encourage you to visit our website at www.colecapital.com.

Thank you for your time, and have a great day.